UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 26, 2008
(Date of earliest event reported)
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30502 (Commission File Number)	94-6542723 (I.R.S. Employer Identification No.)

8500 Station Street, Suite 345
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
(440) 255-6325
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 26, 2008, John D. Oil and Gas Company (the “Company”) entered into an Extension Agreement (the “Extension”) between the Company and RBS Citizens, N.A., d/b/a Charter One (“Charter One”), relating to the revolving loan in an amount up to $9.5 million to the Company by Charter One (the “Loan”). The Extension extended the maturity date of the Loan from February 29, 2008 to March 31, 2008.
The foregoing description of the Extension is not complete and is qualified in its entirety by reference to the full and complete terms of the Extension, which is attached to this current report on Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
     10.1 Extension Agreement dated February 26, 2008 between John D. Oil and Gas Company and RBS Citizens, N.A., d/b/a Charter One

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company
By:	/s/ C. Jean Mihitsch
Name:	C. Jean Mihitsch
Title:	Chief Financial Officer

Dated: March 3, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Extension Agreement effective as of February 26, 2008 between John D. Oil and Gas Company and RBS Citizens, N.A., d/b/a Charter One